Exhibit 99.1

Stock Repurchase Agreement

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is made as of March 14, 2011 (the “Effective Date”), by and between White River Capital, Inc., an Indiana corporation (the “Company”), and the parties listed on Exhibit A attached hereto (each a “Seller,” and collectively the “Sellers”).

RECITALS

WHEREAS, each of the Sellers is the beneficial holder of the number of shares of common stock, without par value (“Common Stock”), of the Company (the “Shares”) as set forth on Exhibit A; and

WHEREAS, the Company desires to purchase the Shares from each of the Sellers and each of the Sellers desires to sell the Shares to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the Company and each of the Sellers hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES; CONSIDERATION

Section 1.1   Purchase and Sale of Shares.  Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date each of the Sellers shall sell, transfer, assign, convey, and deliver to the Company, and the Company shall purchase from each of the Sellers, the Shares, free and clear of all Encumbrances.  For purposes of this Agreement, “Encumbrances” shall mean all liens, claims, charges, assessments, options, security interests, proxies, agreements to vote, and other legal and equitable encumbrances.

Section 1.2   Consideration.  In consideration for the Shares, the Company shall pay to each of the Sellers $18.50 per Share, resulting in the purchase price for each Seller as set forth on Exhibit A (each such purchase price, a “Repurchase Price”).  Upon each of the Seller’s receipt of their respective Repurchase Price, each of the Sellers irrevocably appoints any officer, employee, or agent of the Company as the Seller’s attorney-in-fact to record the transfer of the Shares on the books and records of the Company with full power of substitution.

ARTICLE II
CLOSING

Section 2.1   Closing Date.  The purchase and sale of the Shares (the “Closing”) shall be consummated by virtue of the deliveries specified in Section 2.2 below as promptly as practicable on or after the Effective Date at such location or locations as the Company and each of the Sellers may agree.  The time and date on which the Closing is actually held is referred to herein as the “Closing Date.”

Section 2.2   Delivery of Shares and Consideration.  At the Closing, each of the Sellers shall take all necessary actions and make all necessary arrangements to transfer the Shares to the Company directly, or to or through a designated agent of the Company, so that the transfer of the Shares to the Company is properly reflected on the books and records of the Company.  At the Closing, the Company shall pay to each of the Sellers the respective Repurchase Price opposite each Seller’s name as set forth on Exhibit A by wire transfer of immediately available funds to the respective account designated by each Seller to the Comapny.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1   Representations and Warranties of Each of the Sellers.  The Sellers severally represent and warrant to the Company as follows:

(a)   Authority of Seller.  Each Seller has the requisite power and authority to execute, deliver, and perform this Agreement.  This Agreement has been duly executed and delivered by each Seller and is the legal, valid, and binding obligation of each Seller enforceable in accordance with its terms.

(b)   No Conflict.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions, and provisions hereof, will conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Shares, under (1) any material note, instrument, agreement, mortgage, lease, license, franchise, permit, or other authorization, right, restriction, or obligation to which any Seller is a party or the Shares are subject or by which any Seller is bound, (2) any court order to which any Seller is a party or any of the Shares are subject or by which any Seller is bound, or (3) any law, rule, or regulation affecting any Seller or the Shares or otherwise applicable to the transactions contemplated by this Agreement.

(c)   Title to the Shares.  Each Seller represents and warrants to the Company that such Seller is the sole beneficial owner of the Shares set forth opposite the Seller’s name on Exhibit A, free and clear of all Encumbrances, and that the delivery and/or release, as applicable, of the Shares to the Company pursuant to this Agreement will transfer and convey good and valid title thereto to the Company, free and clear of all Encumbrances.  Each Seller represents and warrants to the Company that such Seller’s Shares constitute all of the equity interests of the Company owned, directly or indirectly, by such Seller.

(d)   No Other Representations or Warranties.  Each Seller represents and warrants that it is not relying on any representation or warranty by the Company in connection with the transactions contemplated by this Agreement except as expressly set forth in this Agreement.

Section 3.2   Representations and Warranties of the Company.

(a)   Authority of the Company.  The Company has the requisite corporate power and authority to execute, deliver, and perform this Agreement.  This Agreement has been duly authorized, executed, and delivered by the Company and is the legal, valid, and binding obligation of the Company enforceable in accordance with its terms.

(b)   No Conflict.  Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby, nor compliance with or fulfillment of the terms, conditions, and provisions hereof, will conflict with, result in a breach of the terms, conditions, or provisions of, or constitute a default, an event of default, or an event creating rights of acceleration, termination, or cancellation or a loss of rights under (1) the articles of incorporation or code of by-laws of the Company, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit, or other authorization, right, restriction, or obligation to which the Company is a party or by which the Company is bound, or (3) any law, rule, or regulation affecting the Company or otherwise applicable to the transactions contemplated by this Agreement.

ARTICLE IV
MISCELLANEOUS

Section 4.1   Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their legal representatives, heirs, executors, administrators, successors, assigns, and transferees.

Section 4.2   Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflicts of law principles thereof.

Section 4.3   Amendment.  This Agreement may not be amended, modified, or supplemented except by a writing signed by an authorized representative of each of the parties hereto.

Section 4.4   Specific Performance.  The parties hereto acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  Accordingly, each of the Sellers and the Company agrees that, in the event of any breach of the provisions of this Agreement by such party, the non-breaching party, without prejudice to any rights to judicial relief it may otherwise have, shall be entitled to seek equitable relief, including injunction, and to enforce specifically the terms and provisions of this Agreement in any court of the United States of America or any state having jurisdiction.  Each of the parties hereto (to the extent such party is the breaching party) further agrees that it will not oppose the granting of such relief on the basis that the non-breaching party has an adequate remedy at law.

Section 4.5   Severability.  Wherever possible, each provision hereof shall be interpreted in such a manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective in the jurisdiction involved to the extent, but only to the extent, of such invalidity, illegality, or unenforceability without invalidating the remainder of such invalid, illegal, or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

Section 4.6   Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 4.7   Third Parties.  Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or a successor or permitted assign of such a party.

Section 4.8   Execution; Counterparts.  This Agreement may be executed by scanned and/or facsimile signature and in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall become binding when all counterparts have been signed by the parties hereto and delivered to all of the parties hereto.

Section 4.9   Survival.  The representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by either party.

Section 4.10   Further Assurances.  Each party shall at any time and from time to time after the date of this Agreement take whatever actions the other party or its affiliates or agents reasonably request to effectuate, record, evidence, or perfect the sale of the Shares to the Company pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

THE COMPANY

White River Capital, Inc.

By:	/s/ John M. Eggemeyer, III
Name:	John M. Eggemeyer, III
Title:	Chief Executive Officer

THE SELLERS

Huizenga Opportunity Partners, LP

By:	Huizenga Opportunity Partners GP, LLC, its general partner

By:	/s/ Ronald G. Kenny
Name:	Ronald G. Kenny
Title:	Manager

The Peter H. Huizenga Trust

By:	/s/ Peter H. Huizenga
Name:	Peter H. Huizenga
Title:	Trustee

The Heidi A. Huizenga Trust

By:	/s/ Heidi A. Huizenga
Name:	Heidi A. Huizenga
Title:	Trustee

The Betsy Huizenga Bradley Family Trust

By:	/s/ Peter H. Huizenga
Name:	Peter H. Huizenga
Title:	Trustee

The Greta Huizenga Family Trust

By:	/s/ Peter H. Huizenga
Name:	Peter H. Huizenga
Title:	Trustee

The Peter H. Huizenga Jr. Trust

By:	/s/ Peter H. Huizenga
Name:	Peter H. Huizenga
Title:	Trustee

The Timothy D. Huizenga Trust

By:	/s/ Peter H. Huizenga
Name:	Peter H. Huizenga
Title:	Trustee

HCM Castle Creek, Inc.

By:	/s/ Peter H. Huizenga
Name:	Peter H. Huizenga
Title:	President

David A. Bradley

By:	/s/ David A. Bradley
Name:	David A. Bradley

Seller’s Information	Number of Shares	Repurchase Price
Huizenga Opportunity Partners, LP 2215 York Road, Suite 500 Oak Brook, IL 60523	64,825	1,199,262.50
The Peter H. Huizenga Trust 2215 York Road, Suite 500 Oak Brook, IL 60523	15,201	281,218.50
The Heidi A. Huizenga Trust 2215 York Road, Suite 500 Oak Brook, IL 60523	3,825	70,762.50
The Betsy Huizenga Bradley Family Trust 2215 York Road, Suite 500 Oak Brook, IL 60523	3,825	70,762.50
The Greta Huizenga Family Trust 2215 York Road, Suite 500 Oak Brook, IL 60523	3,825	70,762.50
The Peter H. Huizenga Jr. Trust 2215 York Road, Suite 500 Oak Brook, IL 60523	3,825	70,762.50
The Timothy D. Huizenga Trust 2215 York Road, Suite 500 Oak Brook, IL 60523	3,825	70,762.50
HCM Castle Creek Inc. 2215 York Road, Suite 500 Oak Brook, IL 60523	53	980.50
David A. Bradley 2215 York Road, Suite 500 Oak Brook, IL 60523	1,275	23,587.50
TOTAL	100,479	1,858,861.50